Exhibit 99.1

Citizens Community Bancorp, Inc. Reports Fiscal Third Quarter, Nine Month 2014 Earnings,
Financial Results
Quarterly Performance Demonstrates Year-Over-Year Earnings Growth and Asset Quality Improvement

Eau Claire, WI, July 25, 2014 – Citizens Community Bancorp, Inc. (NasdaqGM: CZWI) (the "Company"), parent company of Citizens Community Federal N.A. (the “Bank”), a national banking association offering full-service retail banking and commercial lending, today announced unaudited financial results for the fiscal third quarter and nine months ended June 30, 2014. The Bank's results reflected year-over-year earnings growth, an increase in non-interest income and improved asset quality.

For the three months ended June 30, 2014, net income was $558,000 or $0.11 per diluted share, compared with $166,000 or $0.03 per diluted share for the three months ended June 30, 2013. For the nine months ended June 30, 2014, net income was $1,182,000 or $0.23 per diluted share, compared with $759,000 or $0.15 per diluted share for the nine months ended June 30, 2013, a 55.7% year-over-year earnings improvement during the year to date period.

Highlights

•
Net interest income increased $249,000 or 5.3% for the quarter ended June 30, 2014 compared to the quarter ended June 30, 2013 as the Bank further reduced its cost of funds and continued to grow outstanding loan balances.

•
Total non-interest income derived from deposit products, loan fees and commercial loan origination fees increased 33.7% in the quarter ended June 30, 2014 compared to the same period in the previous year.

•
The Company’s provision for loan losses was $455,000 for the three months ended June 30, 2014, as compared to $750,000 for the three months ended June 30, 2013. The allowance for loan losses, as a percent of total outstanding loans, slightly decreased at June 30, 2014, to 1.36% from 1.40% at September 30, 2013, due to loan growth. The Bank continues to maintain a separate restricted reserve account at 3% for any outstanding purchased indirect consumer loan balances. The allowance for loan losses, as a percent of total outstanding loans net of these purchased indirect consumer loans, was 1.46% as of June 30, 2014 and 1.43% as of June 30, 2013.

•	Total non-interest expense was $4.5 million for the fiscal third quarter ended June 30, 2014, compared with $4.4 million for the fiscal third quarter ended June 30, 2013.

•
The Bank continues to be well capitalized by accepted regulatory standards. The Bank's tier 1 capital to adjusted total assets ratio was 10.1% at June 30, 2014, compared with 9.9% at September 30, 2013. The Bank’s total capital to risk weighted assets ratio was 16.2% at June 30, 2014, compared with 16.3% at September 30, 2013.

•
Total assets increased $10.3 million to $564.8 million as of June 30, 2014, from $554.5 million at September 30, 2013, primarily due to an increase in loan receivables over the nine month period ended June 30, 2014.

•
Total loans increased $23.7 million to $464.6 million as of June 30, 2014, from $440.9 million at September 30, 2013, primarily due to commercial real estate loan growth, including agricultural lending of $17.5 million and seasonal indirect consumer loan growth of $20.8 million. These increases were partially offset by loan reductions in the form of payments, payoffs and problem loans being charged-off or transferred to foreclosed and repossessed assets.

•
Total deposits at June 30, 2014 decreased to $439.8 million, compared with $447.4 million at September 30, 2013, largely due to branch closures and the sale of deposits associated with the sale of an additional branch office.

•	The Company's book value per share at June 30, 2014, rose to $10.93 compared with $10.53 at June 30, 2013, primarily reflecting the Company's growth and operations improvement between the periods.

As previously announced, the Bank closed two in-store branch offices and sold the loans and deposits from an additional in-store branch during the fiscal first half of 2014. Fees incurred, relating to these branch closures and the additional branch sale of loans and deposits, totaled $393,000. Excluding these branch closure and sale costs, net income during the fiscal nine months of 2014, was $1,417,800 or $0.27 per diluted share (non-GAAP) calculated as follows:

Fiscal 2014, Nine Months ended, June 30, 2014
Net income after tax	$1,182,000	$1,182,000
Branch closure costs after tax ($393,000*.60)		235,800
Net income excluding branch closure costs		$1,417,800

Fiscal 2014, Nine Months ended, June 30, 2014
Average shares of common stock outstanding	5,162,266	5,162,266
Earnings per diluted share of common stock	$0.23	$0.27

Edward H. Schaefer, President and CEO, stated: “Our third quarter and nine months results reflect continued improvement in earnings mainly driven by increases in the Bank's net interest income and non-interest income. We have continued to maintain our net interest margin despite the challenges we face in this interest rate environment. Our commercial lending and relationship business banking continues to expand with the introduction of agricultural lending products and commercial deposits."

"We are pleased with the growth in our commercial lending as we move to expand our business banking relationships by offering competitive deposit products. We continue to attract new customers through expanded deposit product offerings, despite the decrease in deposits due to branch closures and deposit sales that occurred earlier in the year. Our focus remains on expanding banking relationships within our branch network."

Schaefer added, "Fee income and net interest income for the Bank continue to improve resulting in bottom line growth. Non-interest expense reductions remain challenging due to our expanded branch network, as we look for opportunities to reduce non-interest expense and increase efficiencies. Continued asset quality improvements enabled us to reduce our provision for loan losses expense by 36% during the first nine months of fiscal 2014, compared to the first nine months of fiscal 2013."

Income Statement and Balance Sheet Overview

The Company reported total interest and dividend income of $6.0 million during the quarter ended June 30, 2014, compared with $6.0 million during the quarter ended June 30, 2013. Interest expense declined to $1.0 million during the fiscal third quarter of 2014, compared with $1.3 million during the fiscal third quarter of 2013.

Net interest income before provision for loan losses was $4.92 million during the fiscal third quarter of 2014 compared to $4.68 million during the fiscal third quarter of 2013. With the introduction of agricultural lending in the fiscal second quarter of 2014, the Bank's commercial banking and lending platform remains a key focus and contributor to net interest income.

Non-interest income, including valuation losses, increased to $921,000 during the quarter ended June 30, 2014, compared with $689,000 during the same period of the prior fiscal year mainly due to impairment charges related to the non-agency MBS portfolio incurred in the third quarter of the prior fiscal year. "The sale of the remaining non-agency MBS portfolio was completed during the fiscal second quarter of 2014, eliminating future impairment charges related to the non-agency MBS portfolio," Schaefer explained.

Total non-interest expense increased $139,000 during the quarter ended June 30, 2014, compared with the quarter ended June 30, 2013, primarily reflecting modest expense accruals made during the quarter ended June 30, 2014.

Net interest margin was 3.62% and the Bank's net interest spread was 3.55% as of June 30, 2014, compared with net interest margin of 3.48% and net interest spread of 3.37% at June 30, 2013, due to higher seasonal loan growth year over year. The average yield on interest bearing liabilities in the quarter ended June 30, 2014 was 0.84%, compared to 1.07% during the quarter ended June 30, 2013.

Total loans increased $23.7 million to $464.6 million as of June 30, 2014, from $440.9 million at September 30, 2013, primarily due to commercial real estate loan growth, including agricultural lending of $17.5 million and seasonal indirect consumer loan growth of $20.8 million. These increases were partially offset by loan reductions in the form of payments, payoffs and problem loans being charged-off or transferred to foreclosed and repossessed assets.

Total deposits were $439.8 million as of June 30, 2014, compared with $447.4 million as of September 30, 2013.This decrease in total deposits was mainly due to branch closures and the sale of deposits.

The Company’s allowance for loan losses was $6.3 million at June 30, 2014, compared with $6.2 million at September 30, 2013. Non-accruing loans declined to $848,000 at June 30, 2014, compared with $2.1 million at September 30, 2013. Net loans charged off for the nine months ended June 30, 2014 were $1.4 million, compared with $1.7 million for the same period in the prior year.

Non-performing loan balances as of June 30, 2014 decreased $1.2 million or 47.0% during the nine months ended June 30, 2014 from their balances at September 30, 2013. At June 30, 2014, the Company's allowance for loan losses to total non-performing loans was 458.6% compared to 237.0% as of September 30, 2013. Non-performing loans as a percentage of total loans declined from 0.59% as of September 30, 2013 to 0.30% as of June 30, 2014.

Loans 30 days or more past due were $3.1 million as of June 30, 2014, compared with $5.6 million as of September 30, 2013. As a ratio to total loans, past due loans declined to 0.67% at June 30, 2014, from 1.27% as of September 30, 2013.

At June 30, 2014, the Bank's total capital to risk weighted assets was 16.2%, tier 1 capital to risk weighted assets was 15.0% and tier 1 capital to adjusted total assets was 10.1%. All ratios exceeded regulatory standards as of that date for a well-capitalized institution. The Company's tangible book value per share was $10.93 per common share as of June 30, 2014, compared to $10.53 per common share as of June 30, 2013.

Schaefer concluded: “We believe our fiscal 2014 nine month earnings put us on solid pace for our best full-year financial results in the history of the Company. With expanding loan and deposit products and strengthened customer relationships, we anticipate continued income improvements and increased capital strength to build shareholder value."

About the Company

Citizens Community Federal N.A., a wholly owned subsidiary of Citizens Community Bancorp, Inc., is a full-service national bank based in Altoona, Wisconsin, serving more than 50,000 customers in Wisconsin, Minnesota and Michigan through 23 branch locations, including 14 locations in Walmart Supercenters. The Company’s stock trades on the NASDAQ Global Market under the symbol “CZWI.”

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to consumer demand for the Bank’s products and services; the Bank’s ability to maintain current deposit and loan levels at current interest rates; competitive and technological developments; deteriorating credit quality, including changes in the interest rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; the Bank’s ability to maintain required capital levels and adequate sources of funding and liquidity; maintaining capital requirements may limit the Bank’s operations and potential growth; changes and trends in capital markets; competitive pressures among depository institutions; effects of critical accounting estimates and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies overseeing the Bank; the Bank’s ability to implement its cost-savings and revenue enhancement initiatives; legislative or regulatory changes or actions or significant litigation adversely affecting the Bank; fluctuation of the Company’s stock price; the Bank's ability to attract and retain key personnel; the Bank's ability to secure confidential information through the use of computer systems and telecommunications networks; and the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2013 filed with the Securities and Exchange Commission on December 9, 2013. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this report.

Non-GAAP

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding the Company's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Contact: Mark Oldenberg, CFO
715-836-9994

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
June 30, 2014 (unaudited) and September 30, 2013 (derived from audited financial statements)
(in thousands, except share data)

	June 30, 2014	September 30, 2013
Assets
Cash and cash equivalents	$9,342	$17,601
Other interest-bearing deposits	245	1,988
Investment securities (at fair value of $73,544 and $79,695)	73,493	79,695
Non-marketable equity securities, at cost	4,995	3,300
Loans receivable	464,577	440,863
Allowance for loan losses	(6,338)	(6,180)
Loans receivable, net	458,239	434,683
Office properties and equipment, net	3,969	4,835
Accrued interest receivable	1,396	1,469
Intangible assets	175	218
Foreclosed and repossessed assets, net	1,344	1,028
Other assets	11,574	9,704
TOTAL ASSETS	$564,772	$554,521
Liabilities and Stockholders' Equity
Liabilities:
Deposits	$439,818	$447,398
Federal Home Loan Bank advances	64,891	50,000
Other liabilities	3,464	2,938
Total liabilities	508,173	500,336
Stockholders' equity:
Common stock - $0.01 par value, authorized 30,000,000; 5,167,198 and 5,154,891 shares issued and outstanding, respectively	51	51
Additional paid-in capital	54,247	54,116
Retained earnings	3,448	2,473
Unearned deferred compensation	(241)	(169)
Accumulated other comprehensive loss	(906)	(2,286)
Total stockholders' equity	56,599	54,185
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$564,772	$554,521

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations (unaudited)
Three and Nine Months Ended June 30, 2014 and 2013
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Interest and dividend income:
Interest and fees on loans	$5,589	$5,710	$16,830	$17,412
Interest on investments	381	263	1,097	1,029
Total interest and dividend income	5,970	5,973	17,927	18,441
Interest expense:
Interest on deposits	878	1,187	2,705	3,644
Interest on borrowed funds	168	111	486	392
Total interest expense	1,046	1,298	3,191	4,036
Net interest income	4,924	4,675	14,736	14,405
Provision for loan losses	455	750	1,535	2,415
Net interest income after provision for loan losses	4,469	3,925	13,201	11,990
Non-interest income:
Total fair value adjustments and other-than-temporary impairment	—	67	(78)	73
Portion of gain (loss) recognized in other comprehensive loss (before tax)	—	(193)		(863)
Net (losses) gains on sale of available for sale securities	(7)	(56)	(149)	552
Net (losses) gains on available for sale securities	(7)	(182)	(227)	(238)
Service charges on deposit accounts	494	525	1,497	1,248
Loan fees and service charges	223	159	577	616
Other	211	187	582	519
Total non-interest income	921	689	2,429	2,145
Non-interest expense:
Salaries and related benefits	2,435	2,259	7,079	6,689
Occupancy	611	626	1,881	1,864
Office	442	350	1,102	1,079
Data processing	380	443	1,125	1,236
Amortization of core deposit intangible	14	15	43	42
Advertising, marketing and public relations	95	44	239	131
FDIC premium assessment	104	66	313	418
Professional services	(155)	233	276	460
Other	572	323	1,700	989
Total non-interest expense	4,498	4,359	13,758	12,908
Income before provision for income tax	892	255	1,872	1,227
Provision for income taxes	334	89	690	468
Net income attributable to common stockholders	$558	$166	$1,182	$759
Per share information:
Basic earnings	$0.11	$0.03	$0.23	$0.15
Diluted earnings	$0.11	$0.03	$0.23	$0.15
Cash dividends paid	$—	$—	$0.04	$0.02